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                              EMPLOYMENT AGREEMENT


               EMPLOYMENT AGREEMENT dated as of January 1, 2000 (this "Agreement"), by and between Eugene Amobi (the "Executive") and XYBERNAUT CORPORATION, a Delaware corporation (the "Company").

               WHEREAS, the Executive has been employed by the Company as a Vice President, Government Affairs of the Company; and

               WHEREAS, the Company desires to continue the employment of the Executive as the Company's Vice President, Government Affairs and the Executive desires to be employed by the Company in the aforementioned capacity, all upon the terms and provisions, and subject to the conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

               Section 1. Definitions. As used in this Agreement the following terms shall have the meanings set forth in this Section 1:

                    (a) "Affiliate" of any Person means any stockholder or person or entity controlling, controlled by under common control with such Person, or any director, officer or key executive of such Person or any of their respective relatives. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

                    (b) "Cause" shall mean (i) the Company being subjected to any criminal liability under any applicable law as a result of any action or inaction on the part of the Executive; (ii) the conviction or admission of the Executive of, or plea by the Executive of nolo contendere to, a felony or crime;
(iii) if the Executive is chronically addicted to any narcotic or other illegal or controlled substance or repeatedly abuses any alcoholic product or any prescription stimulants or depressant, as determined by a physician designated by the Company; (iv) the Executive committing fraud, or stealing or misappropriating any asset or property of the Company, including, without limitation, any theft or embezzlement or the usurpation of a corporate opportunity; (v) a breach of a material term or provision of this Agreement by the Executive, which is not cured within ten (10) days after written notice of such breach; (vi) the violation of any of the Company's written policies which are from time to time in effect; or (vii) the failure of the Executive to follow the lawful directives of the President of the Company or the Board of Directors of the Company.

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                    (c) "Change of Control" shall mean the occurrence of the
following: (i) a Person or group of Persons, other than any current member of the Board of Directors, obtain beneficial ownership of at least thirty percent (30%) of the outstanding capital stock of the Company; (ii) a change in the membership of more than fifty percent (50%) of the current Board of Directors in any twelve (12) month period. "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, and any other class of common stock of the Company created after the date of this Agreement in accordance with the Company's Certificate of Incorporation and applicable law.

                    (d) "Competing Business" shall mean any business, enterprise or other Person that as one of its businesses or activities, is engaged in the business of manufacturing, selling, marketing, licensing or distributing wearable computers or the solutions associated therewith or any other business or activity that is engaged in by the Company or any Affiliate of the Company.

                    (e) "Confidential and Proprietary Information" shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Company or any Affiliate of the Company or any of the Company's or any such Affiliate's trade secrets, including, without limitation, research and development plans or projects; data and reports; computer materials such as programs, instructions and printouts; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property strategies and any work on any patents, trademarks and tradenames, prior to any filing or the use thereof in commerce; pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques, source codes, object codes, algorithms, the nature of any patents or patent applications; and
(ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company or any Affiliate of the Company an advantage over any Person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a Person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

                    (f) "Discretionary Bonus" shall have the meaning given to that term in Section 4(c) hereof.

                    (g) "Employment Term" shall have the meaning given to that term in Section 2 hereof.

                    (h) "Good Reason" shall mean a (i) substantial change to or reduction in the duties or responsibilities of the Executive such that the responsibilities of the Executive are no longer commensurate with the Executive's office with the Company as set forth herein; (ii) the occurrence of a Change of Control; (iii) a change in the Executive's office from that of Vice

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President, Government Affairs which is not concurred in by the Executive within three (3) months of its occurrence; or (iv) the breach of a material term or provision of this Agreement by the Company which is not cured by the Company within ten (10) business days after written notice of said breach is received by the Company from the Executive.

                    (i) "Incapacity" shall mean any illness or mental or physical incapacity or disability which prevents the Executive from performing his duties or obligations hereunder for a continuous period of ninety (90) consecutive days or for shorter periods aggregating one hundred twenty (120) days within any consecutive twelve (12) month period.

                    (j) "Inventions" shall mean inventions, discoveries, concepts and ideas, whether patentable or not, patents, patent applications, copyrights and other intellectual property, including, without limitation, processes, methods, formulae and techniques, and improvements thereof or know-how related thereto, concerning any business activity of the Company or any Affiliate of the Company, with which the Executive becomes, directly or indirectly, involved as a result in whole or in part, directly or indirectly, of the Executive's employment by the Company, or any Affiliate of the Company, and whether conceived of solely by the Executive or jointly with the efforts of others.

                    (k) "Person" shall mean, without limitation, any natural person, corporation, partnership, limited liability company, joint stock company, joint venture association, trust or other similar entity or firm.

                    (l) "Salary" shall have the meaning given to that term in
Section 4(a) hereof.

                    (m) "Without Cause" shall mean the termination of the Executive's employment hereunder by the Company, other than termination by the Company due to the Executive's death or Incapacity or based upon Cause.

               Section 2. Employment and Term. The Company hereby employs the Executive as the Vice President, Government Affairs of the Company and the Executive hereby accepts such employment in that capacity, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, for a term of three (3) years, commencing on January 1, 2000, and terminating on December 31 2003, unless earlier terminated as provided in this Agreement (the "Employment Term").

               Section 3. Executive's Duties. (a) The Executive shall be Senior Vice President, Government Affairs of the Company responsible for overseeing, if directed so by the Company's CEO and President or Vice Chairman, the Company's business dealings with the United States federal government and state government including contractual relationships with the federal and state governments. The Executive shall perform such other duties as may be assigned to the Executive by the Company's President or the Board of Directors of the Company.

                   (b) The Executive shall devote all of his business time, effort, skill and attention exclusively to the business, operations and affairs of the Company and to the furtherance of the interests, business and prospects of the Company. The Executive shall

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perform the Executive's duties and obligations hereunder diligently, competently, faithfully and to the best of his ability.

                   (c) The Executive agrees to execute policy statements and agreements that the Company may, from time to time, require all of its senior executive officers to execute.

               Section 4. Compensation; Salary, Options, Bonus. (a) In consideration of the performance of all of the duties and obligations to be performed by the Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, for the Employment Term, a salary (the "Salary") at an annual rate of $140,000, payable in accordance with the Company's regular payroll practices as from time to time in effect, less all withholdings and other deductions required to be deducted in accordance with any applicable federal, state, local or foreign law, rule or regulation.

                   (b) In consideration of the Executive's execution and delivery of this Agreement, upon the execution and delivery of this Agreement the Company shall grant to the Executive, effective as of the date hereof, the right to purchase 150,000 (one hundred fifty thousand) shares of Common Stock at the closing price on January 3, 2000 that shall vest over three (3) years, in increments of fifty thousand (50,000) shares each year on December 31 of each year commencing on December 31, 2000 through December 31, 2002; provided that the Employee remains employed by the Company as of that date. The grant of options to the Employee shall be the Company's stock option plan in effect at the time of grant.

                   (c) The Company may, in its sole and absolute discretion, pay a discretionary bonus to the Employee for each full year of the Employment Term that the Executive is employed by the Company, based upon the performance of the Executive during such year as well as the Company's overall performance during such year (the "Discretionary Bonus"). It is acknowledged and agreed that the Company has made no representation, warranty or guaranty that the Discretionary Bonus will be paid for any particular year.

                   (d) All options granted to the Executive pursuant to this Agreement or referred to herein, to the extent permitted by applicable law, shall be transferable and assignable. Any unvested options granted to the Executive hereunder shall fully vest upon a Change of Control or upon a termination of this Agreement by the Executive for Good Reason.

               Section 5. Benefits, Vacation. (a) During the Employment Term, the Executive shall be entitled to such insurance and health and medical benefits as are generally made available to the senior executives of the Company, as a group, pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Executive shall be required to comply with the conditions of coverage attendant to such plans.

                   (b) During each contract year of the Employment Term, the Executive shall be entitled to four (4) weeks of vacation. The Executive shall take vacation at such time or times as the Executive desires, subject to the concurrence of the Company based upon the then current business needs and activities of the Company. Vacation shall accrue if unused during the term of employment.

                   (c) During the Employment Term, the Executive shall be eligible to

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participate in the profit sharing and other benefit plans that the Company from time to time makes available to the senior executives of the Company as a group, subject to the terms, provisions and conditions of such plans, including, without limitation, any vesting periods and eligibility criteria.

               Section 6. Business Expenses, etc. (a) The Executive shall be entitled to reimbursement for ordinary, necessary and reasonable business expenses actually incurred by the Executive during the Employment Term in the performance of the Executive's duties hereunder, if supported by such reasonable documentation as may be required by the Company in accordance with the Company's policies.

                   (b) The Company shall also provide the Executive with a non-accountable expense allowance of $1,875 per month during each month of the Employment Term. The Executive shall be responsible for all taxes (including, without limitation, withholding taxes) and other charges which may be payable in connection with such allowances

               Section 7. Termination of Employment Term. (a) In the event of the death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death; provided, however, that the Executive or the Executive's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, (i) any accrued and unpaid Salary for a three (3) month period from the date of termination, less any amounts received by the Executive under any disability insurance policy maintained by the Company; and (ii) reimbursement of business expenses which are properly owing to the Executive pursuant to Section 6(a) hereof, through the date of termination.

                   (b) In the event of the Executive's Incapacity, the Company may, in its sole discretion, terminate the Executive's employment hereunder upon written notice to the Executive; provided, however, that the Executive or the Executive's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, (i) any accrued and unpaid Salary for a three (3) month period from the date of termination, less any amounts received by the Executive under any disability insurance policy maintained by the Company; and (ii) reimbursement of business expenses which are properly owing to the Executive pursuant to Section 6(a) hereof, through the date of termination.

                   (c) The Company shall have the right to terminate the Executive's employment under this Agreement at any time for Cause upon written notice to the Executive. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall only be obligated to pay accrued and unpaid Salary through the date of termination and the Company shall pay any accrued and unreimbursed business expenses which are properly owing to the Executive pursuant to Section 6 hereof through the date of termination.

                   (d) The Company shall have the right to terminate the Executive's employment hereunder Without Cause at any time upon ten (10) days' prior written notice to the Executive. If the Company terminates the Executive's employment hereunder Without Cause, the Company shall (i) continue to pay Salary to the Executive provided for hereunder for a period equal to the greater of (x) eighteen (18) months from the date of termination and (y) the remaining period of the Employment Term and (ii) pay any unreimbursed business expenses

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which are properly owing to the Executive pursuant to Section 6(a) hereof through the date of termination.

                   (e) The Executive shall have the right to terminate his employment with the Company hereunder for Good Reason, upon not less than thirty
(30) days prior written notice to the Company. Should the Executive terminate his employment hereunder for Good Reason, the Company shall be obligated to make the payments to the Executive provided for in Section 7(d) hereof upon the termination of the Executive's employment by the Company Without Cause.

                   (f) Except as may be required pursuant to applicable law (for example, in the case of COBRA) upon the termination of the Executive's employment, the Company shall not be obligated to provide any benefits to the Executive which were provided at any time during the Employment Term.

                   (g) The failure of the Company to continue the employment of the Executive upon expiration of the entire three (3) year Employment Term shall not be considered a termination of employment for purposes of this Agreement.

               Section 8. Inventions. Any Inventions originated or conceived by the Executive related to the Company's business during his employment by the Company or any Affiliate of the Company or with the use or assistance of the facilities, materials or personnel of the Company or any Affiliate of the Company, either solely or jointly with others, during the Employment Term shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company and agrees to transfer and assign to the Company all of his right, title and interest in and to all Inventions, and to applications for patents and patents granted upon such Inventions and to all copyrightable material related thereto developed by the Executive or under his supervision. The Executive agrees for himself and his heirs and personal representatives, upon the request of the Company and at the Company's expense, to do such acts, to execute such documents and instruments and to participate in such legal proceedings as from time to time may be necessary or required to apply for, secure, maintain, reissue, extend or defend the worldwide rights of the Company in the Inventions. The Executive here grants to the Company a power of attorney, which is irrevocable and coupled with an interest, to execute any such documents and instruments if the Executive is unable or fails to do so, after the request by the Company as provided in the immediately preceding sentence. The Executive shall have no right to receive any royalties or other payments from the Company with respect to any Inventions.

               Section 9. Restrictions Respecting Competing Businesses, Confidential Information, etc. The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Company's business, affairs and operations and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information. The Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach any of the provisions of this Section 9 or if the Executive were to disclose or make unauthorized use of any Confidential and Proprietary Information. Accordingly, the Executive expressly

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acknowledges and agrees that the Executive is voluntarily entering into this
Agreement and that the terms, provisions and conditions of this Section 9 are fair and reasonable and necessary to adequately protect the Company.

                   (a) The Executive hereby covenants and agrees that, during the Employment Term and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other Person (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information related to the Company's business other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing).

                   (b) The Executive covenants and agrees that, while the Executive is employed by the Company and for one (1) year after the Executive ceases to be employed by the Company for any reason, the Executive shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender, consultant, executive, officer, director, agent, supplier, distributor or otherwise) any Competing Business or, directly or indirectly, induce or influence any Person that has a business relationship with the Company, or any Affiliate of the Company, to discontinue or reduce the extent of such relationship; provided that if the Executive's employment with the Company was terminated pursuant to Section 7(d) or 7(e) hereof, the Company shall continue to make the payments to the Executive required by those Sections. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 2% of the securities of any class of equity securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information.

                   (c) While the Executive is employed by the Company and for two (2) years after the Executive ceases to be an employed by the Company, the Executive shall not, directly or indirectly, solicit to employ or employ for himself or others any employee of the Company or any Affiliate of the Company who was an employee of the Company or any Affiliate of the Company as of the date of the termination of the Executive's employment with the Company or during the preceding twelve (12) month period, or solicit any such employee to leave such employee's employment or join the employ of another, then or at a later time.

                   (d) The parties agree that nothing in this Agreement shall be construed

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to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

                   (e) Because the breach of any of the provisions of this
Section 9 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies, to a decree of specific performance of the restrictive covenants contained in this Section 9 and to a temporary and permanent injunction enjoining such breach, without posting a bond or furnishing similar security.

               Section 10. Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

               Section 11. Assignment. This Agreement and the rights and obligations of the parties hereto shall be binding upon and inure to the benefit of each of the parties hereto, the heirs, executors, administrators and legal representatives of the Executive and the successors and permitted assigns of the Company. Neither this Agreement nor any rights or benefits hereunder may be assigned by the Executive or the Company without the prior written consent of the other party hereto, except that the Company may assign any of its rights or obligations hereunder to any other Person which purchases all or substantially all of the Common Stock or assets of the Company or is the successor to the Company by merger, consolidation, recapitalization or other similar transaction.

               Section 12. Amendment; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and/or contemporaneous agreements and understandings of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein.

               Section 13. Waivers. Waiver by either party of either breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement, and shall be limited to the specific matter

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and instance for which it is given. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written instrument and signed by the waiving party and delivered, in the manner required for notices hereunder, to the affected party.

               Section 14. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement to be given to any person shall be in writing, and shall be delivered personally or sent by certified mail, return receipt requested (postage prepaid) or by telecopy, to the parties at the following addresses or telecopy numbers, as applicable:

               If to the Executive:

                   Eugene Amobi
                   Xybernaut Corporation
                   12701 Fair Lakes Circle
                   Suite 550
                   Fairfax, VA 22033
                   Telecopier: (703) 631-7070

               If to the Company:

                   Xybernaut Corporation
                   12701 Fair Lakes Circle
                   Suite 550
                   Fairfax, VA 22033
                   Attention: President
                   Telecopier: (703) 631-7070

                   and a copy to Xybernaut Corporation, Chief Financial Officer

               With a copies to:

                   Parker Chapin LLP
                   The Chrysler Building
                   405 Lexington Avenue
                   New York, NY 10174
                   Attention: Martin Eric Weisberg, Esq.
                   Telecopier: (212) 704-6288

or to such other address as a party may have furnished to the other parties in writing in accordance herewith. Any notice, consent, direction, approval, instruction, request or other communication given in accordance with this
Section 14 shall be effective after it is received by the intended recipient.

               Section 15. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS

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PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED AND
INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF VIRGINIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES WAIVE ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTE AN INCONVENIENT FORUM. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

               Section 16. Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document.


               IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.




                                                     ---------------------------
                                                     Eugene Amobi



                                                     XYBERNAUT CORPORATION


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:


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